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INGRAM MICRO INC. - SUBSIDIARIES                                   EXHIBIT 21.01
AS OF NOVEMBER 4, 1997

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
                                                                 JURISDICTION
                                                                ----------------
A.   Ingram Micro Export Company Ltd.                           Barbados
B.   Ingram Micro Inc.                                          Canada
C.   Ingram Laboratories Division
D.   Ingram Alliance Division
E.   CD Access Inc.                                             Iowa
F.   Ingram Micro  Delaware Inc.                                Delaware
G.   Ingram Micro Management Company                            California
H.   Ingram Dicom S.A. de C.V. (1)                              Mexico
     1.  Export Services Inc.                                   California
I.   Ingram European Coordination Center S.A./N.V.              Belgium
J.   Ingram Micro S.A.R.L.                                      France
K.   Ingram Micro N.V.                                          Belgium
L.   Ingram Micro B.V.                                          The Netherlands
     1.  Micro Communication Services B.V.                      The Netherlands
     2.  Bright Communications B.V.                             The Netherlands
M.   Ingram Micro S.p.A.                                        Italy
N.   Ingram Micro Holding GmbH                                  Germany
     1.  Ingram Micro Deutschland GmbH                          Germany
     2.  J & W Computer GmbH                                    Germany
         (a) Ingram Micro AG                                    Switzerland
         (b) J & W Gesmbh                                       Austria
         (c) J & W Computer SA                                  France
     3.  Ingram Micro GmbH Zweigniederlassung Oesterriech       Austria
O.   Ingram Micro Holdings Limited                              United Kingdom
     1.  Ingram Micro (UK) Limited                              United Kingdom
     2.  Metrocom Computer Systems Limited (3)                  United Kingdom
     3.  Document Technology Limited (3)                        United Kingdom
     4.  Software Limited (3)                                   United Kingdom
P.   Ingram Micro Singapore Inc.                                California
     1.  Ingram Micro Malaysia Sdn Bhd                          Malaysia
     2.  Ingram Micro Singapore Pte Ltd.                        Singapore
         (a) Ingram Micro Hong Kong Ltd.                        Hong Kong
         (b) Capitage Trading Ltd.                              Hong Kong
Q.   Ingram Micro Japan Inc.                                    Delaware
R.   Ingram Micro S.A.                                          Spain
S.   Ingram Micro AB                                            Sweden
     1.  Ingram Micro A/S                                       Denmark
     2.  Ingram Micro A.S.                                      Norway
     3.  Ingram Micro OY (2)                                    Finland
T.   Incro SA/AG (2)                                            Switzerland
U.   IMI Washington Inc.                                        Delaware
V.   Ingram Funding Inc.                                        Delaware
W.   Ingram Micro CLBT Inc.                                     Delaware
X.   Ingram Micro Latin America                                 Cayman Islands
     1.  Ingram Micro Caribbean                                 Cayman Islands
Y.   RND, Inc.                                                  Colorado
Z.   Intelligent Advanced Systems, Inc.                         Delaware
AA.  Intelligent Distribution Services, Inc.                    Delaware
BB.  Intelligent Express, Inc.                                  Pennsylvania
CC.  Intelligent SP, Inc.                                       Colorado
DD.  TT Microtrading OY                                         Finland
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(1)  70% owned by Ingram Micro Inc.
(2)  Dormant
(3)  Under liquidation